EXHIBIT 12(a)
                            FLEET BOSTON CORPORATION
           COMPUTATION OF SUPPLEMENTAL CONSOLIDATED RATIO OF EARNINGS
                    TO FIXED CHARGES AND PREFERRED DIVIDENDS

                         EXCLUDING INTEREST ON DEPOSITS
                              (dollars in millions)

                                            Nine          Nine
                                           Months        Months
                                           Ended         Ended
                                       September 30,  September 30,                Year ended December 31,
---------------------------------------------------------------------------------------------------------------------------
                                            1999          1998       1998        1997        1996        1995        1994
---------------------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes               $3,352        $2,778      $3,776      $3,762      $3,185      $2,354      $2,431
Adjustments:
  (a)  Fixed charges:
       (1) Interest on borrowed funds       1,990         1,669       2,240       1,788       1,686       2,492       2,112
       (2) 1/3 of rent                         79            71          96          92          95          90          88
  (b)  Preferred dividends                     61            77          97         157         183         129         118
                                           ======        ======      ======      ======      ======      ======      ======
  (c)  Adjusted earnings                   $5,482        $4,595      $6,209      $5,799      $5,149      $5,065      $4,749
                                           ======        ======      ======      ======      ======      ======      ======

Fixed charges and preferred dividends      $2,130        $1,817      $2,433      $2,037      $1,964      $2,711      $2,318
                                           ======        ======      ======      ======      ======      ======      ======

Adjusted earnings/fixed charges              2.57x         2.53x       2.55x       2.85x       2.62x       1.87x       2.05x
                                           ======        ======      ======      ======      ======      ======      ======

                         INCLUDING INTEREST ON DEPOSITS
                              (dollars in millions)

                                            Nine           Nine
                                           Months         Months
                                           Ended          Ended
                                       September 30,   September 30,                Year ended December 31,
---------------------------------------------------------------------------------------------------------------------------
                                            1999          1998        1998        1997        1996        1995        1994
---------------------------------------------------------------------------------------------------------------------------
Earnings:
  Income before income taxes               $3,352        $2,778      $3,776      $3,762      $3,185      $2,354      $2,431
Adjustments:
  (a)  Fixed charges:
       (1) Interest on borrowed funds       1,990         1,669       2,240       1,788       1,686       2,492       2,112
       (2) 1/3 of rent                         79            71          96          92          95          90          88
       (3) Interest on deposits             2,618         2,769       3,706       3,339       3,433       3,517       2,471
  (b)  Preferred dividends                     61            77          97         157         183         129         118
                                           ======        ======      ======      ======      ======      ======      ======
  (c)  Adjusted earnings                   $8,100        $7,364      $9,915      $9,138      $8,582      $8,582      $7,220
                                           ======        ======      ======      ======      ======      ======      ======

Fixed charges and preferred dividends      $4,748        $4,586      $6,139      $5,376      $5,397      $6,228      $4,789
                                           ======        ======      ======      ======      ======      ======      ======

Adjusted earnings/fixed charges              1.71x         1.61x       1.62x       1.70x       1.59x       1.38x       1.51x
                                           ======        ======      ======      ======      ======      ======      ======